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                                EXHIBIT NO. 4.3


     Amendment to Shareholders Rights Agreement dated as of July 19, 1999
     ---------------------------------------------------------------------

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                  AMENDMENT TO SHAREHOLDERS RIGHTS AGREEMENT
                  ------------------------------------------

THIS AMENDMENT TO SHAREHOLDERS RIGHTS AGREEMENT is made as of the 19/th/ day of July, 1999.

WHEREAS: The parties hereto are all the parties to that certain Shareholders Rights Agreement dated as of June 22, 1999 (the "Shareholders Rights Agreement"); and

WHEREAS: the parties hereto desire to amend the terms of the Shareholders Rights Agreements as provided below.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. All terms used herein shall have the meaning ascribed to them in the Shareholders Rights Agreement unless the context otherwise requires.

2. The provisions of Section 6.1 of the Shareholders Rights Agreement limiting the obligation of the Company to provide reports to competitors and associates of competitors of the Company shall not apply to VTEL Corporation.

3. For the avoidance of doubt, it is hereby expressly provided that the other terms and conditions of Section 6 of the Shareholders Rights Agreement will continue to apply to VTEL Corporation and the provisions of Section 7 of the Shareholders Rights Agreement will apply to all reports provided to VTEL Corporation.

4. Except as expressly amended hereby, the provisions of the Shareholders Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

ACCORD TELECOMMUNICATIONS LTD.                    GILDE IT FUND B.V.

By: /s/ [ILLEGIBLE]                               By: /s/ [ILLEGIBLE]
   -------------------------                         --------------------------
Name: [ILLEGIBLE]                                 Name: [ILLEGIBLE]
     -----------------------                           ------------------------
Title:______________________                      Title: Investment Manager
                                                        -----------------------

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ONE LIBERTY FUND III LIMITED             NITZANIM FUND (1993) LTD.
PARTNERSHIP

By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
   ------------------------------           ---------------------------
Name: [ILLEGIBLE]                        Name:_________________________
     ----------------------------
Title: [ILLEGIBLE]                       Title:________________________
      ---------------------------


ADVANCED TECHNOLOGY VENTURES IV,         SVE STAR VENTURES
L.P.                                     ENTERPRISES NO. II GbR, a
                                         German Civil Law Partnership
                                         (with limitation of liability)

By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
   ------------------------------           ---------------------------
Name: [ILLEGIBLE]                        Name:_________________________
     ----------------------------
Title: General Partner                   Title:________________________
      ---------------------------

SVE STAR VENTURES ENTERPRISES NO.        SVE STAR VENTURES
III GbR, a German Civil Law              ENTERPRISES NO. IIIA GbR, a
Partnership (with limitaiton of          German Civil Law Partnership
liability)                               (with limitation of liability)

By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
   ------------------------------           ---------------------------
Name:____________________________        Name:_________________________
Title:___________________________        Title:________________________

STAR MANAGEMENT OF INVESTMENTS           SVM STAR VENTURES
(1993) LIMITED PARTNERSHIP               MANAGEMENT GmbH NR. 3
                                         & CO. BETEILIGUNGS KG

By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
   ------------------------------           ---------------------------
Name:____________________________        Name:_________________________
Title:___________________________        Title:________________________

UNICYCLE TRADING COMPANY L.P.            MANAKIN INVESTMENTS LTD.

By: /s/ Mark Chris                       By: /s/ Gideon Talkowsky
   ------------------------------           ---------------------------
Name: Mark Chris                         Name: Gideon Talkowsky
     ----------------------------             -------------------------
Title: President                         Title:________________________
      ---------------------------

VTEL CORPORATION                         COURSES INVESTMENTS IN
                                         TECHNOLOGY L.P.

By: /s/ R.S. Bond, V.P.                  By: /s/ [ILLEGIBLE]
   ------------------------------           ---------------------------
Name: R.S. Bond                          Name: [ILLEGIBLE]
     ----------------------------             -------------------------
Title: V.P.                              Title: [ILLEGIBLE]
      ---------------------------              ------------------------
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K.T. CONCORD VENTURE                            K.T. CONCORD VENTURE
FUND (ISRAEL), L.P.                             FUND (CAYMAN) L.P.

By: ____________________________                By: ________________________

Name: [ILLEGIBLE]                               Name: [ILLEGIBLE]
      --------------------------                      ----------------------

Title: _________________________                Title: _____________________

/s/ Sigi Gavish                                 /s/ Gil Rosenfeld
--------------------------------                ____________________________
SIGI GAVISH                                     GIL ROSENFELD

/s/ Amnon Shoham                                /s/ Michal Rosenfeld
--------------------------------                ----------------------------
AMNON SHOHAM                                    MICHAL ROSENFELD


                                                /s/ Eduardo Shoval
                                                ----------------------------
                                                EDUARDO SHOVAL/VAMOS LTD.

NORWEST EQUITY CAPITAL L.L.C.                   KEVIN G. HALL FAMILY TRUST

By: Itasca NEC. L.L.C., Managing Member         /s/ Kevin G. Hall
---------------------------------------         -------------------------
                                                Kevin G. Hall, Trustee
    /s/ Kevin G. Hall
    -----------------------------------
    Kevin G. Hall, Member

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